EXHIBIT 10.4

Execution Version

EQUITY RESTRUCTURING AGREEMENT

This EQUITY RESTRUCTURING AGREEMENT (this “Agreement”), dated as of February 25, 2019, is entered into by and among Summit Midstream Partners, LP, a Delaware limited partnership (“SMLP”), Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of SMLP (the “General Partner”), and Summit Midstream Partners Holdings, LLC, a Delaware limited liability company and the sole member of the General Partner (“Holdings”). SMLP, the General Partner and Holdings are individually referred to herein as a “party” and collectively as the “parties”.

WHEREAS, the General Partner owns all of the Incentive Distribution Rights of, and an approximate 2.0% General Partner Interest in, SMLP;

WHEREAS, contemporaneous with the execution of this Agreement, SMLP and Holdings have entered into an Amendment to that certain Contribution Agreement, dated February 25, 2016, by and between SMLP and Holdings (the “First Amendment”), pursuant to which SMLP and Holdings agreed to, among other things, amend the defined term “Remaining Consideration” (as defined therein), subject to the terms and conditions of the First Amendment;

WHEREAS, contemporaneous with the execution of this Agreement, certain subsidiaries of SMLP (the “SMLP Subsidiaries”) and certain affiliates of Hess Midstream Partners, LP, a Delaware limited partnership (“Hess”), entered into two Purchase and Sale Agreements (the “Tioga PSAs”), pursuant to which the SMLP Subsidiaries agreed to sell to Hess certain crude oil, natural gas, natural gas liquids and produced water gathering systems and their associated assets referred to as the Tioga gathering system; and

WHEREAS, subject to the consummation of the First Amendment and the transactions contemplated by the Tioga PSAs, Holdings, the General Partner and SMLP have agreed to the cancellation of the Incentive Distribution Rights and the restructuring of the General Partner Interest as provided in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I
INTERPRETATION

Rules of Interpretation

Section 1.2. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

(i)the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;

(ii)the word “including” and its derivatives mean “including without limitation” and are terms of illustration and not of limitation;

(iii)all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms shall have corresponding meanings;

(iv)the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”;

(v)a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place where it is defined;

(vi)all references to prices, values or monetary amounts refer to United States dollars;

(vii)wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(viii)this Agreement has been jointly prepared by the parties hereto, and shall not be construed against any Person as the principal draftsperson hereof, and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;

(ix)the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(x)any references herein to a particular Article or Section means an Article or Section of this Agreement unless otherwise expressly stated herein;

(xi)unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all determinations with respect to accounting matters hereunder shall be made, in accordance with generally accepted accounting principles in the United States, applied on a consistent basis;

(xii)all references to days shall mean calendar days unless otherwise provided;

(xiii)all references to time shall mean The Woodlands, Texas time; and

(xiv)references to any party shall include such party’s successors and permitted assigns.

Other Terms

.  Each capitalized term used in this Agreement that is not otherwise defined in this Agreement has the meaning given to it in the Existing LP Agreement.

ARTICLE II
The Transaction

Effectiveness

.  The Transaction (as defined below) and the provisions of

this Agreement shall be conditioned upon, and shall be effective only upon, the closings of the transactions contemplated by the First Amendment and the Tioga PSAs (including receipt by the SMLP Subsidiaries of an aggregate amount of $90,000,000 in cash consideration under the Tioga PSAs, subject to adjustment as provided thereunder) (such closings together, the “Closings”).

Section 2.2Cancellation of Incentive Distribution Rights and Restructuring of General Partner Interest.  Immediately following the Closings, Holdings shall cause the General Partner (acting pursuant to its authority in Section 13.1 of the Existing LP Agreement) to amend and restate (such amended and restated agreement being referred to as the “Revised LP Agreement”) the Second Amended and Restated Agreement of Limited Partnership of SMLP, dated as of November 14, 2017 (the “Existing LP Agreement”), to reflect, effective immediately following the Closings, the cancellation of the Incentive Distribution Rights (the “Cancellation”) and the conversion of the General Partner Interest to a non-economic general partner interest in SMLP (the “Conversion”).

Section 2.3Consideration. In consideration for the Cancellation and the Conversion (and concurrently therewith), SMLP shall issue to the General Partner 8,750,000 Common Units (the “Restructuring Common Units”).  The issuance of the Restructuring Common Units, the Cancellation, the Conversion and the amendment of the Existing LP Agreement are collectively referred to herein as the “Transaction.”

Section 2.4Further Assurances.  The parties agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the Transaction.

ARTICLE III
Representations and Warranties of The General Partner

The General Partner hereby represents and warrants to Holdings and SMLP that:

Organization, Good Standing and Qualification

.  The General Partner is a Delaware limited liability company duly formed and validly existing under the Laws (as defined herein) of the state of Delaware and has all requisite limited liability company power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and to legal principles of general applicability governing the availability of equitable remedies, including principles of good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at Law) (collectively, “Enforceability Exceptions”).

No Violations.

Section 3.3  The execution, delivery and performance of this Agreement by the General Partner does not, and the consummation of the Transaction will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which the General Partner is a party or by which the General Partner or its properties is subject or bound that is material to the General Partner, (ii) constitute a breach or violation of, or a default under the certificate of formation or limited liability company agreement of the General Partner, (iii) contravene or conflict with or constitute a violation of any provision of any law (statutory, common or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, order, write, injunction, decree or ruling (collectively, “Laws”) binding upon or applicable to the General Partner, or (iv) result in the creation of any lien, charge, pledge, mortgage, easement, security interest, claim or other encumbrance (“Encumbrance”), other than, in each case, restrictions on transfer arising solely under applicable federal and state securities laws on any of the General Partner’s assets.

Equity Interests

. The General Partner is the beneficial and record holder of the Incentive Distribution Rights and has good and valid title to the Incentive Distribution Rights, free and clear of all Encumbrances, and there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by the General Partner of the Incentive Distribution Rights, except as set forth in the Existing LP Agreement.

Section 3.5Investment Intent and Securities Laws Compliance.

(a)The General Partner has been given reasonable access to full and fair disclosure of all material information regarding SMLP and the Restructuring Common Units, including reasonable access to the books and records of SMLP. The General Partner acknowledges and agrees that it has been provided, to its full satisfaction, with the opportunity to ask questions concerning the terms and conditions of an investment in SMLP and has knowingly and voluntarily elected instead to rely solely on its own investigation.

(b)The General Partner understands that the Restructuring Common Units are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “33 Act”) or any applicable state securities Laws. The General Partner acknowledges that the Restructuring Common Units will bear a restrictive legend to that effect. The General Partner acknowledges and agrees that it must bear the economic risk of this investment indefinitely, that the Restructuring Common Units issued to the General Partner hereunder may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act and any applicable state securities or “Blue Sky” Laws or the availability of exemptions therefrom.

(c)The General Partner is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The General Partner has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Restructuring Common Units, and has so evaluated the merits and risks of such investment. The General Partner is able to bear the economic risk of an investment in the Restructuring Common Units and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

(d)The General Partner understands that the Restructuring Common Units are being offered and issued to the General Partner in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that SMLP is relying upon the truth and accuracy of, and the General Partner’s compliance with, the representations, warranties, agreements, acknowledgments and understandings, which are true, correct and complete, of the General Partner set forth herein in order to determine the availability of such exemptions and the eligibility of the General Partner to acquire the Restructuring Common Units.

(e)The General Partner acknowledges that as a result of the transactions contemplated by this Agreement, Holdings and its affiliates will beneficially own more than 20% of the Outstanding (as defined in the Existing LP Agreement and the Revised LP Agreement) SMLP Common Units (as defined in the Existing LP Agreement). The General Partner acknowledges and agrees, and hereby notifies Holdings and its affiliates, that the voting and other limitations described in the definition of “Outstanding” in the Existing LP Agreement and the Revised LP Agreement shall not apply to Holdings and its affiliates as a result of the SMLP Common Units acquired by the General Partner pursuant to this Agreement.  The foregoing constitutes written notice by the General Partner to Holdings and its affiliates pursuant to the definition of “Outstanding” in the Existing LP Agreement and that will be included in the Revised LP Agreement that the voting and other limitations set forth therein shall not apply to Holdings and its affiliates.

Conflicts Committee Information

.  As of the date hereof, the projections provided by the General Partner to Evercore Group L.L.C. (in its capacity as financial advisor to the Conflicts Committee) (the “Projections”) as part of the Conflicts Committee’s review in connection with this Agreement and the First Amendment have a reasonable basis and are consistent with the current expectations of the management of the General Partner.  SMLP acknowledges that the Projections (a) are based on assumptions, estimates and expectations as to future performance, (b) are subject to risks and uncertainties, and (c) are not guarantees of future results or performance.

ARTICLE IV
Representations and Warranties of SMLP

SMLP hereby represents and warrants to the General Partner and Holdings that:

Organization, Good Standing and Qualification

.  SMLP is a Delaware limited partnership duly formed and validly existing under the Laws of the state of Delaware and has all requisite limited partnership power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction.  This Agreement constitutes a legal, valid and binding obligation of SMLP, enforceable against SMLP in accordance with its terms, subject to the Enforceability Exceptions.

No Violation

s. The execution, delivery and performance of this Agreement by SMLP does not, and the consummation of the Transaction will not, (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which SMLP is a party or by which SMLP or any of its properties is subject or bound that is material to SMLP, (ii) constitute a breach or violation of, or a default under the certificate of partnership or limited partnership agreement of SMLP (the “SMLP Organizational Documents”), (iii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to SMLP, or (iv) result in the creation of any Encumbrance on any assets of SMLP.

Restructuring Common Units

.  The Restructuring Common Units will be duly authorized and, when issued and delivered to the General Partner in accordance with the terms hereof, will be validly issued, fully paid (to the extent required by the Revised LP Agreement), and non-assessable (subject to Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act), and free and clear of all Encumbrances, except for (i) restrictions on transfer arising under applicable securities Laws and (ii) the applicable terms and conditions of the SMLP Organizational Documents.

ARTICLE V
Representations and Warranties of HOLDINGS

Holdings hereby represents and warrants to the General Partner and SMLP that:

Organization, Good Standing and Qualification

.  Holdings is a Delaware limited liability company duly formed and validly existing under the Laws of the state of Delaware and has all requisite limited liability company power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction.  This Agreement constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to the Enforceability Exceptions.

No Violations.

  The execution, delivery and performance of this Agreement by Holdings does not, and the consummation of the Transaction will not, (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which Holdings is a party or by which Holdings or any of its properties is subject or bound that is material to Holdings, (ii) constitute a breach or violation of, or a default under the certificate of formation or limited liability company agreement of Holdings, (iii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Holdings, or (iv) result in the creation of any Encumbrance on any assets of Holdings.

Section 5.3Investment Intent and Securities Laws Compliance.

(a)Holdings has been given reasonable access to full and fair disclosure of all material information regarding SMLP and the Restructuring Common Units, including reasonable access to the books and records of SMLP. Holdings acknowledges and agrees that it has been provided, to its full satisfaction, with the opportunity to ask questions concerning the terms and conditions of an investment in Holdings and has knowingly and voluntarily elected instead to rely solely on its own investigation.

(b)Holdings understands that the Restructuring Common Units are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Laws. Holdings acknowledges that the Restructuring Common Units will bear a restrictive legend to that effect. Holdings acknowledges and agrees that it must bear the economic risk of this investment indefinitely, that the Restructuring Common Units issued to the General Partner hereunder may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act and any applicable state securities or “Blue Sky” Laws or the availability of exemptions therefrom.

(c)Holdings is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Holdings has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Restructuring Common Units, and has so evaluated the merits and risks of such investment. Holdings is able to bear the economic risk of an investment in the Restructuring Common Units and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

(d)Holdings understands that the Restructuring Common Units are being offered and issued to the General Partner in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that SMLP is relying upon the truth and accuracy of, and Holdings’ compliance with, the representations, warranties, agreements, acknowledgments and understandings, which are true, correct and complete, of Holdings set forth herein in order to determine the availability of such exemptions and the eligibility of the General Partner to acquire the Restructuring Common Units.

ARTICLE VI
governing law; consent to jurisdiction; waiver of jury trial

Section 6.1Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.  This Agreement and all questions relating to the interpretation or enforcement of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to any Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.  Each party hereby agrees that service of summons, complaint or other process in connection with any actions or proceedings contemplated hereby may be made in accordance with Section 7.4 addressed to such party at the address specified pursuant to Section 7.4.  Each of the parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court declines to accept jurisdiction over such action or proceeding, to the exclusive jurisdiction of the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of any such action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and any appellate court from any thereof (collectively, the “Courts”), for the purposes of any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any action or proceeding relating hereto except in such Courts as provided herein).  Each of the parties further agrees that service of any process, summons, notice or document hand delivered or sent in accordance with Section 7.4 to such party’s address set forth in Section 7.4 will be effective service of process for any action or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.  Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Notwithstanding the foregoing, each party agrees that a final judgment in any action or proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.  EACH PARTY irrevocably and unconditionally WAIVES, to the fullest extent permitted by applicable law, any RIGHT it may have TO a TRIAL BY JURY IN respect of ANY action or PROCEEDING directly or indirectly arising out of or in connection with THIS AGREEMENT EXECUTED IN CONNECTION HEREWITH the transactions contemplated hereby. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION OR PROCEEDING, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.1.

ARTICLE VII
Miscellaneous

Termination

. In the event that either (a) one or both of the Tioga PSAs is terminated prior to the “Closing” under and as defined therein, or (b) the Closings have not occurred by May 24, 2019, this Agreement shall automatically terminate, become void and have no effect; provided, that nothing in this Section 7.1 shall relieve or release any party from any liability or damages arising out of such party’s willful breach of any provision of this Agreement and this Article VII shall survive any termination of this Agreement.

Section 7.2Amendments and Modifications. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto (provided, however, that any approval on behalf of SMLP and/or the General Partner shall require the approval of the Conflicts Committee).

Section 7.3Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver (provided, however, that any such waiver by SMLP may be given solely by the Conflicts Committee), but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 7.4Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by email transmission, or mailed by a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

If to Holdings:

Summit Midstream Partners, LLC

1790 Hughes Landing Blvd, Suite 500

The Woodlands, TX 77380

Attention: General Counsel

E-Mail: bdegeyter@summitmidstream.com

If to SMLP or the General Partner:

Summit Midstream Partners, LP

1790 Hughes Landing Blvd, Suite 500
The Woodlands, TX 77380
Attention: General Counsel

E-Mail: bdegeyter@summitmidstream.com

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: John M. Greer

     Nick Dhesi

E-Mail: john.greer@lw.com

              nick.dhesi@lw.com

and with a copy to:

Summit Midstream GP, LLC Conflicts Committee

1790 Hughes Landing Blvd, Suite 500
The Woodlands, TX 77380

Attention: Bob Wohleber

Section 7.5Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective.

Section 7.6Specific Performance. The parties acknowledge and agree that a breach of this Agreement would cause irreparable damage to SMLP, the General Partner and Holdings, and SMLP, the General Partner and Holdings will not have an adequate remedy at Law.  Therefore, the obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Entire Agreement

. This Agreement constitutes the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether written or oral.

Severability

. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction by any applicable governmental authority, (a) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, (b) such provision shall be invalid, illegal or unenforceable only to the extent strictly required by such governmental authority, (c) to the extent any such provision is deemed to be invalid, illegal or unenforceable, each party agrees that it shall use its reasonable best efforts to cause such governmental authority to modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible and (d) to the extent that the governmental authority does not modify such provision, each party agrees that they shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible.

Facsimiles; Electronic Transmission; Counterparts

. This Agreement may be executed by facsimile or other electronic transmission (including scanned documents delivered by email) by any party and such execution shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.  This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

SUMMIT MIDSTREAM PARTNERS, LP
By: Summit Midstream GP, LLC, its general partner /s/ Leonard Mallett
By
	Name:	Leonard Mallett
	Title:	President, Chief Executive Officer and Chief Operations Officer

SUMMIT MIDSTREAM GP, LLC /s/ Leonard Mallett
By
	Name:	Leonard Mallett
	Title:	President, Chief Executive Officer and Chief Operations Officer

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC
/s/ Brock M. Degeyter
By
	Name:	Brock M. Degeyter
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

Signature Page to Equity Restructuring Agreement